SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

International Game Technology
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2007 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of International Game Technology
will be held at

International Game Technology
9295 Prototype Drive
Reno, Nevada

on Tuesday, March 6, 2007, at 10:00 a.m.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting via the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help IGT reduce the cost of postage and proxy tabulations.

PLEASE DO NOT RETURN THE ENCLOSED PAPER BALLOT
IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE OVER THE INTERNET

Go to the Internet address on the enclosed proxy card to create an electronic ballot. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print.

VOTE BY TELEPHONE Call the toll free number on the enclosed proxy card and follow the simple recorded instructions.

January 19, 2007

Dear Shareholder:

International Game Technology hereby invites you, as a shareholder, to attend our annual meeting of shareholders either in person or by proxy. The meeting will be held at our corporate headquarters at 9295 Prototype Drive, Reno, Nevada, on Tuesday, March 6, 2007, at 10:00 a.m., P.S.T., for the purpose of considering and acting upon the following matters:

1.     Electing nine directors for the ensuing year;

2.     Ratifying the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending
        September 30, 2007; and

3.     Transacting any other business that may properly come before the meeting.

Only shareholders of record at the close of business on January 8, 2007, are entitled to receive notice of and to vote at the annual meeting or any adjournment of the meeting.

By Order of the Board of Directors,

David D. Johnson
Secretary

i

INTERNATIONAL GAME TECHNOLOGY
9295 Prototype Drive
Reno, Nevada 89521
(775) 448-7777

_____________

PROXY STATEMENT
_____________

The board of directors of International Game Technology (“IGT”) is soliciting the enclosed proxy for use at our annual meeting of shareholders to be held on Tuesday, March 6, 2007, at 10:00 a.m., P.S.T., or at any adjournments of the meeting. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders describe the purposes of the annual meeting. The annual meeting will be held at our headquarters in Reno, Nevada at 9295 Prototype Drive. A map with directions to our headquarters is included with this proxy statement. These proxy solicitation materials were mailed on or about January 19, 2007 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I being asked to vote on?

	A:	(1) The election of nominees to serve on our board of directors; and

(2) The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending September 30, 2007.

Q:	How does the board recommend I vote on these proposals?

	A:	Our board of directors recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:	Who is entitled to vote?

	A:	The record date for the annual meeting is January 8, 2007. Shareholders of record as of the close of business on that date are entitled to vote at the annual meeting.

Q:	How do I vote?

	A:	If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, vote via the Internet or by telephone following the instructions included below and with your proxy card, or attend and vote at the annual meeting in person.

Q:	What if my shares are held by a broker?

	A:	If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (NYSE) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.” The proposals discussed in this proxy statement are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.

Q:	How can I vote by telephone or over the Internet?

	A:	If you are the record holder of your shares, you may grant a proxy to vote your shares at the annual meeting by telephone, by calling (800) 690-6903 and following the simple recorded instructions, twenty-four hours a day, seven days a week, at any time prior to 11:59 p.m. Eastern Time on the day before the annual meeting. Alternatively, you may vote via the Internet at any time prior to 11:59 p.m. Eastern Time on the day before the annual meeting, by going to https://www.proxyvote.com and following the instructions to create an electronic ballot. If you vote by telephone or over the Internet, you will be required to provide the control number contained on your proxy card. If your shares are held in street name, your proxy card may contain instructions from your broker that allow you to vote your shares over the Internet or by telephone; please consult with your broker if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Subsection 2(b) of Section 78.355 of the Nevada General Corporation Law.

Q:	Can I revoke my proxy later?

	A:	Yes. You have the right to revoke your proxy at any time before the annual meeting by:

(1) voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting,

(2) delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of IGT before the annual meeting, or

(3) attending the annual meeting and voting in person.

However, if you have voted electronically or delivered a valid proxy, your mere presence at the annual meeting will not, by itself, revoke that proxy.

Q:	How many shares can vote?

	A:	As of the close of business on the record date of January 8, 2007, approximately 334,678,146 shares of common stock were issued and outstanding. This amount includes 2,810,294 shares estimated to be issuable as a result of recent conversions of our zero-coupon convertible debentures due January 29, 2003, which were called by us for redemption on January 10, 2007. The precise number of shares that will be issued in connection with these conversions will depend on the actual closing price of our market stock on each trading day during the applicable ten trading day measurement period specified by the terms of the debentures, which period has not ended as of the date of this proxy statement. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q:	How is a quorum determined?

	A:	Our bylaws provide that a majority of the shareholders entitled to vote, represented in person or by proxy, constitute a quorum at a meeting of the shareholders. For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

Q:	What is required to approve each proposal?

	A:	Once a quorum has been established, directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting.

Our Corporate Governance Guidelines set forth our procedures if a director nominee is elected according to the above standard, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to our board of directors with respect to any such resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of the policy are set out in our Corporate Governance Guidelines, which are publicly available on our website at http://www.IGT.com and are available in print, free of charge, to any shareholder who requests it.

The ratification of the appointment of Deloitte & Touche LLP as our independent auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Q:	What happens if I abstain?

	A:	We will count proxies marked “abstain” as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the proposal, the shares represented by these proxies will not be treated as affirmative or opposing votes. In other words, abstentions will have no effect on the outcome of a proposal.

Q:	How will my shares be voted if I return a blank proxy card?

	A:	If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR each of the director nominees named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker’s lack of authority to vote, we will treat the shares as present and count the shares as votes FOR each of the director nominees named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:	How will voting on any other business be conducted?

	A:	Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxyholders, Thomas J. Matthews and David D. Johnson, to vote on those matters in their discretion.

Q:	What if a quorum is not present at the meeting?

	A:	If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxyholders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Q:	How much stock do IGT’s directors and executive officers own?

	A:	As of January 8, 2007, our current directors and executive officers collectively held and are entitled to vote 4,101,271 shares of our common stock, constituting approximately 1.2% of the outstanding shares (or 8,116,231 shares, representing approximately 2.4% of the outstanding shares, including shares underlying options currently exercisable or exercisable within 60 days of our record date). It is expected that these persons will vote the shares held by them for each of the director nominees named in this proxy statement and in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent auditors.

Q:	Who will bear the costs of this solicitation?

	A:	We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2007 annual meeting. The board of directors proposes re-election of the following nominees, all of whom are currently serving as directors, for a new term of one year and until their successors are duly elected and qualified. The persons named in the enclosed form of proxy intend, if authorized, to vote the proxies FOR the election as directors of each of the nine nominees named below. If any nominee declines or is unable to serve as a director, which we do not anticipate, the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Nominees for Election of Directors

Neil Barsky, 49, has served on our board of directors since March 2002 and is a member of the Audit and the Nominating and Corporate Governance Committees. Mr. Barsky holds an MS from Columbia University’s Graduate School of Journalism and a BA from Oberlin College. Positions held include:

  Founder and Managing Partner of Alson Capital Partners, a New York investment management firm, 1998 – present
  Managing Partner and co-founder of Midtown Capital Partners, LLC through 2002
  Equity research analyst with Morgan Stanley, specializing in real estate, gaming and lodging, 1993 – 1997

Robert A. Bittman, 52, has served on our board of directors since May 2000. Mr. Bittman majored in Systems Analysis at New York University, and Psychology at Queens College and the University of Nevada, Reno. Positions held with IGT include:

  Executive Vice President, Product Strategy, 2003 – present
  Executive Vice President, Product Development, 1996 – 2003
  Vice President of Marketing, 1988 – 1995
  Director of Marketing, 1985 – 1988
  Marketing Research Analyst, 1985

Prior to his tenure with IGT, from 1980 – 1985, Mr. Bittman worked for Caesar’s Tahoe in all phases of slot operations management, including two years as Director of Slot Operations.

Richard R. Burt, 59, has served on our board of directors since December 2001, when we acquired Anchor Gaming, and is a member of the Audit and Compensation Committees. Mr. Burt holds a BA in Government from Cornell University and a MA in International Relations from Tufts University. Mr. Burt also currently serves as:

  Chairman of Diligence Inc. in Washington D.C.
  Founder and Chairman of IEP Advisors, Inc. in Washington D.C.
  Director of UBS Mutual Funds
  Trustee of Deutsche Bank’s Closed-End Germany Funds Group
  Director of EADS North America
  Member of Alfa Asset Management (Moscow International Advisory Council)

Positions held previously include:

  Director of the Protective Group, Miami Lakes, FL, January 2006 – October 2006
  Member of the Textron Corporation’s International Advisory Council, 2000 – 2006
  Trustee of Deutsche Scudder (New York) Mutual Funds, 1998 – January 2006
  Director of Hollinger International Inc., 1996 – January 2006
  Chairman of the Board of Weirton Steel, Inc., 1994 – 2003
  Director and Vice Chairman of Anchor Gaming, 1999 – 2001
  Director and Chairman of Powerhouse Technologies, Inc., 1994 – 1999

      •  At various times 1981 –1994:
  Partner in McKinsey & Co.
  Chief Negotiator in Strategic Arms Reduction Talks (START) with the former Soviet Union
  U.S. Ambassador to the Federal Republic of Germany
  Assistant Secretary of State for European and Canadian Affairs
  Director of Politico-Military Affairs

Patti S. Hart, 50, was appointed to our board of directors in June 2006 and is a member of the Audit and Compensation committees. Ms. Hart holds a BS in Marketing and Economics from Illinois State University. Ms. Hart also currently serves as:

  Director, Korn/Ferry International, Inc.
  Director, Spansion LLC
  Director, Lin TV Corp.

Positions held previously include:

  Chairman and Chief Executive Officer of Pinnacle Systems, Inc., 2004 – 2005
  Chairman and Chief Executive Officer of Excite@Home, Inc., 2001 – 2002
  Chairman and Chief Executive Officer of Telocity, Inc., 1999 – 2001
  President & COO, Long Distance Division, Sprint Corporation, 1997 - 1999
  President, Sprint Business Services Group, Sprint Corporation, 1994 – 1997
  President, Sales & Marketing, Sprint Business Services Group, Sprint Corporation, 1993 – 1994
  Vice President, Sprint Business Services Group, 1990 – 1993
  Area Vice President and General Manager, National & Major Accounts, Sprint, Inc., 1986 – 1990
  Director, Alternate Distribution, Strategic Planning, InteCom, Inc., 1983 – 1986
  Consultant, United Technologies Corporation, 1982 – 1983

Former board affiliations:

  Director, EarthLink, Inc.
  Director, Excite@Home, Inc.
  Director, Mariner Networks
  Director, Pinnacle Systems, Inc.
  Director, Plantronics, Inc.
  Director, Telocity, Inc.
  Director, Vantive Corporation
  Director, Pharmaceutical Product Development

Leslie S. Heisz, 45, has served on our board of directors since June 2003 and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Heisz holds a BS degree from the University of California at Los Angeles (UCLA) and an MBA from the UCLA Anderson School of Management. Positions held include:

  Managing Director of Lazard Frères & Co. LLC since January 2004
  Member of the board of directors of Eldorado Resorts LLC since June 1996
  Senior Advisor of Lazard Frères & Co. LLC, 2003 – 2004
  Managing Director and Director of Dresdner Kleinwort Wasserstein (and its predecessor, Wasserstein Perella & Co.), 1995 – 2002
  Vice President and Associate with Salomon Brothers Inc., 1987 – 1995
  Senior Consultant and Consultant at Price Waterhouse, 1982 – 1986

Robert A. Mathewson, 42, has served on our board of directors since December 2003 and is a member of the Compliance Committee. Mr. Mathewson holds a BA in Economics and a MBA from the University of California at Berkeley and a Juris Doctorate from University of California Hastings College of the Law. Positions held include:

  President of RGC, Inc., a private investment company
  Member of the board of directors of FelCor Lodging Trust, since 2002
  Vice President of Business Development for Televoke, Inc., an Internet application service provider focusing on web, wireless and telephone integration, 1999 – 2000
  International Manager for IGT in 1989

Thomas J. Matthews, 41, was appointed to our board of directors in December 2001 and was named Chairman in March 2005. Mr. Matthews holds a BS in Finance from the University of Southern California. Positions held with IGT include:

  President and Chief Executive Officer since 2003
  Chief Operating Officer since 2001

Mr. Matthews held a number of key positions at Anchor Gaming from 1994 until it was acquired by IGT in December 2001, including President, Chief Executive Officer and Chairman of the Board. He previously served as President of Global Gaming Distributors, Inc. until it was acquired by Anchor Gaming in 1994.

Robert Miller, 61, has served on our board of directors since January 2000 and is a member of the Compliance Committee. Since July 2005, he has been a principal of Dutko Worldwide, a multi-disciplinary government affairs and strategy management firm. Mr. Miller holds a Juris Doctorate from Loyola Law School, Los Angeles. Mr. Miller is also a member of the boards of directors for:

  Newmont Mining Corporation
  Zenith National Insurance Corp.
  Wynn Resorts, Ltd.

Positions held previously include:

  Partner, Jones Vargas law firm, 1999 – 2005
  Governor of the State of Nevada, 1989 – 1999
  Lieutenant Governor of the State of Nevada, 1987 – 1989
  Clark County District Attorney, 1979 – 1986
  Las Vegas Township Justice of the Peace, 1975 – 1978
  First legal advisor for the Las Vegas Metropolitan Police Department, 1973 – 1975
  Clark County Deputy District Attorney, 1971 – 1973
  Uniformed Commissioned Officer for the Clark County Sheriff’s Department in Clark County and the Los Angeles County Sheriff’s Department, prior to 1973

Frederick B. Rentschler, 67, has served on our board of directors since May 1992 and is a member of the Compensation and the Nominating and Corporate Governance Committees. Mr. Rentschler received his undergraduate degree from Vanderbilt University and an MBA from Harvard University. He was also awarded a Doctor of Laws, causa honoris, from the University of Wyoming. Mr. Rentschler also currently serves as:

  Member of the Board of Trustees for Vanderbilt University, Nashville, Tennessee
  Emeritus trustee of the Salk Institute in La Jolla, California
  Emeritus trustee of the Scottsdale Health Care Systems in Arizona

Positions held previously include:

  President and Chief Executive Officer of Northwest Airlines in 1991
  President and Chief Executive Officer of Beatrice Company, 1987 – 1989
  President and Chief Executive Officer of Beatrice U.S. Foods, 1985 – 1987
  President and Chief Executive Officer of Hunt-Wesson, Inc., 1980 – 1984
  President of Armour-Dial, 1977 – 1980

Board of Directors and Committees of the Board

During fiscal 2006, our board of directors held four regular meetings, three special meetings and acted by unanimous written consent on six other occasions. Each director attended at least 75% of the meetings of the board of directors and of each committee on which he or she served as a member during the period in which he or she served. Our non-management directors met four times during fiscal 2006. We encourage our directors to attend our annual meetings of shareholders. All but one of our directors attended our 2006 annual meeting of shareholders.

Our Corporate Governance Guidelines require that a majority of the board of directors consist of independent directors. For a director to be independent, the board of directors must affirmatively determine that the director has no material relationship with IGT (either directly or as a partner, shareholder or officer of an organization that has a relationship with IGT). Our board of directors has made an affirmative determination that the following members of the board, constituting a majority of our directors, meet the standards for “independence” set forth in our Corporate Governance Guidelines and applicable NYSE rules: Messrs. Barsky, Burt, Mathewson, Miller and Rentschler and Ms. Hart and Ms. Heisz. During fiscal 2006, each of Ms. Heisz and Mr. Miller was a board member of an IGT customer. The revenues to IGT from these customers comprised less than 1% of our fiscal 2006 gross revenues. Neither Ms. Heisz nor Mr. Miller were involved in the establishment of, or received any special benefits from, these contractual arrangements. Based on the foregoing, the board has affirmatively determined that these are not material relationships to the company.

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee, a separately-designated, standing committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists our board of directors in overseeing the accounting and financial reporting processes of IGT and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent registered public accountants’ qualifications and independence, the performance of our internal audit function and independent registered public accountants, and such other duties as may be directed by our board of directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the “independence” requirements of the Securities and Exchange Commission (SEC) and NYSE for audit committee members. The Audit Committee consists of Ms. Heisz (Chair), Ms. Hart and Messrs. Barsky and Burt, each of whom satisfies these requirements. Our board of directors has determined that Ms. Heisz and Mr. Barsky both meet the definition of an audit committee financial expert, as set forth in Item 407(d)(5) of SEC Regulation S-K. The Audit Committee held eleven regular meetings during fiscal 2006. A copy of the report of the Audit Committee is contained in this proxy statement. A copy of the current charter of the Audit Committee is available on our website at http://www.IGT.com or in print, free of charge, to any shareholder who requests it by writing to the Corporate Secretary, International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521.

The Compensation Committee discharges the responsibilities of our board of directors relating to compensation of IGT’s executives and directors, produces an annual report on executive compensation for inclusion in our proxy statements, and takes such other actions deemed necessary or appropriate within the scope of the Compensation Committee Charter. The Charter requires that this Committee consist of three or more board members who satisfy the “independence” requirements of the NYSE. The Compensation Committee consists of Messrs. Rentschler (Chair) and Burt and Ms. Hart, each of whom satisfies these requirements. During fiscal 2006, this Committee held four regular meetings and four special meetings and acted by unanimous written consent on three other occasions. A copy of the report of the Compensation Committee is contained in this proxy statement. A copy of the current charter of the Compensation Committee is available on our website at http://www.IGT.com or in print, free of charge, to any shareholder who requests it by writing to the Corporate Secretary, International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521.

Compensation Committee Interlocks and Insider Participation

Members of our Compensation Committee have never been officers or employees of IGT or its subsidiaries or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Corporate Governance Matters

The Nominating and Corporate Governance Committee, which consists of Messrs. Barsky (Chair) and Rentschler and Ms. Heisz, is responsible for identifying qualified candidates to be presented to our board for nomination as directors, ensuring that our board and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating and Corporate Governance Charter requires that this Committee consist of no fewer than three board members who satisfy the “independence” requirements of the NYSE. Each member of our Nominating and Corporate Governance Committee meets these requirements. Our Nominating and Corporate Governance Committee held four regular meetings and six special meetings during fiscal 2006. A copy of the current charter of the Nominating and Corporate Governance Committee is available on our website at http://www.IGT.com or in print, free of charge, to any shareholder who requests it by writing to the Corporate Secretary, International Game Technology, 9295 Prototype Drive, Reno, Nevada 89521.

The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by shareholders. Notice of proposed shareholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating shareholder is a beneficial or record owner of IGT common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Nominating and Corporate Governance Committee at the following address:

International Game Technology
c/o Corporate Secretary
9295 Prototype Drive
Reno, Nevada 89521-8986

In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principle that each director should:

  be an individual of high character and integrity

  be accomplished in his or her respective field, with superior credentials and recognition have relevant expertise and experience upon which to be able to offer advice and guidance to management have sufficient time available to devote to the affairs of IGT represent the long-term interests of our shareholders as a whole and be selected such that the board of directors represents a diversity of background and experience

Qualified candidates for membership on the board of directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of shareholders.

You can contact our board or any of our directors by writing to them at the same address provided above for delivery of director nominations. Such communications can, if desired, be addressed to the Chairman of the Nominating and Corporate Governance Committee in his or her capacity as the presiding director of executive sessions of the non-management directors (as discussed below), or to the non-management directors as a group. Employees and others who wish to contact the board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so by using this address, or may call IGT's Integrity Action Line at (800) 852-6577. Employees and agents may call the Integrity Action Line anonymously. All calls to the Integrity Action Line are confidential.

We have adopted the International Game Technology Code of Ethics for Executive and Financial Officers (the finance code of ethics), a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other finance organization employees, the International Game Technology Code of Conduct (the code of conduct), which applies to all of our employees, our officers and our directors, and the International Game Technology Conflict of Interest Guidelines (the director code), which applies to all of our directors. The finance code of ethics, the code of conduct or the director code are publicly available on our website at http://www.IGT.com and are available in print, free of charge, to any shareholder who requests them. If we make any substantive amendments to the finance code of ethics, the code of conduct or the director code, or grant any waiver, including any implicit waiver, from a provision of these codes to our Chief Executive Officer, Chief Financial Officer or Corporate Controller, we will disclose the nature of such amendment or waiver on our website.

In addition, we have adopted the International Game Technology Corporate Governance Guidelines, which cover such matters as size and independence of our board of directors, board committees and management succession planning. The Corporate Governance Guidelines, which were amended in June 2006, are publicly available on our website at http://www.IGT.com and are available in print, free of charge, to any shareholder who requests it. Under the Corporate Governance Guidelines, our non-management directors meet without management in regular executive sessions at each meeting of our board of directors. The chairperson of the Nominating and Corporate Governance Committee (currently Mr. Barsky) acts as the presiding director of these executive sessions.

We have established a Compliance Committee to oversee a variety of regulatory issues and implement broad-range investigatory programs where IGT does or seeks to do business. Messrs. Mathewson and Miller serve on this committee, together with various officers of IGT.

Compensation of Directors

During fiscal 2006, non-employee directors received a $50,000 annual fee and a fee of $1,500 for each committee meeting attended, with the exception of Ms. Hart, who joined the board in June 2006 and received a prorated annual fee of $27,083. Each non-employee director receives non-qualified stock options to purchase 40,000 shares of common stock upon his or her initial election to the board of directors at an exercise price equal to the closing price of the common stock on the date of grant. Additionally, every year thereafter, each non-employee director receives non-qualified stock options to purchase 24,000 shares of common stock upon his or her re-election to the board at an exercise price equal to the closing price of the common stock on the date of grant. Stock option grants to non-employee directors vest in three equal annual installments. During fiscal 2006, each non-employee director, with the exception of Ms. Hart, received non-qualified stock options to purchase 24,000 shares of our common stock at an exercise price of $35.44 per share. Ms. Hart received non-qualified options to purchase 40,000 shares of common stock at an exercise price of $36.43 upon her appointment to the board in June 2006.

The following table summarizes all compensation paid to each of our non-employee directors during fiscal 2006.

				Long Term
	Annual Compensation			Compensation
				Securities
	Annual	Meeting	Total Cash	Underlying
	Retainer	Fees	Compensation	Options
Name	($)	($)	($)	(#)
Neil Barsky	50,000	30,000	80,000	24,000
Richard R. Burt	50,000	27,000	77,000	24,000
Patti S. Hart	27,083	3,000	30,083	40,000
Leslie S. Heisz	50,000	33,000	83,000	24,000
Robert A. Mathewson	50,000	10,500	60,500	24,000
Robert Miller	50,000	19,500	69,500	24,000
Frederick B. Rentschler	50,000	27,000	77,000	24,000

Directors who are also executive officers do not receive any fees or additional remuneration to serve on our board or its committees.

Recommendation of IGT Board of Directors

A plurality of favorable votes cast is required for election of a nominee to the board of directors. Under our Corporate Governance Guidelines, if a director nominee is elected according to the above standard, but receives a greater number of votes “withheld” from his or her election than votes “for” such election, the nominee is required to tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to our board of directors with respect to any such resignation. The board of directors is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Corporate Governance Guidelines, which are publicly available on our website at http://www.IGT.com and are available in print, free of charge, to any shareholder who requests it.

Our board of directors recommends a vote FOR the election of each of the above nominees as a director.

OTHER INFORMATION

Executive Officers

The following table sets forth the name, age, and title or titles of our current executive officers. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Robert A. Bittman	52	Executive Vice President, Product Strategy
Anthony Ciorciari	59	Executive Vice President, Operations
David D. Johnson	54	Executive Vice President, General Counsel and Secretary
Thomas J. Matthews	41	Chairman of the Board, President, Chief Executive Officer and
		Chief Operating Officer
Stephen W. Morro	48	President, Gaming Division
Maureen T. Mullarkey	47	Executive Vice President, Chief Financial Officer and Treasurer
Richard Pennington	44	Executive Vice President, Corporate Strategy

For descriptions of Messrs. Bittman’s and Matthews’ backgrounds, see “Election of Directors.”

Anthony Ciorciari joined us in January 1994. As our Executive Vice President of Operations, Mr. Ciorciari is responsible for worldwide manufacturing, procurement, corporate facilities and services. Positions held with IGT include:

  Executive Vice President of Operations, 2003 – present
  Senior Vice President of Operations, 1998 – 2003
  Vice President of Operations, 1994 – 1998

Mr. Ciorciari also serves on the boards of:

  National Association of Manufacturers in Washington, D.C.
  Truckee Meadows Community College
  Manufacturing Assistance Partnership (MAP)
  Economic Development Authority for Western Nevada (EDAWN).

Prior to joining IGT, from 1987 to 1993, Mr. Ciorciari was General Manager at Digital Equipment Corporation’s manufacturing operations in Albuquerque, New Mexico and Chihuahua, Mexico, where he was responsible for the manufacturing and supply of Digital's workstation and systems product lines. Before 1987, Mr. Ciorciari held various positions at Digital Equipment Corporation and has more than 39 years of experience in U.S. and international manufacturing.

David D. Johnson joined us in 2003. As our Executive Vice President, General Counsel and Secretary, Mr. Johnson directs the legal, intellectual property, compliance, government relations, corporate audit, risk management and human resource functions at IGT. Mr. Johnson holds a BA from the University of Nevada, Las Vegas and a Juris Doctorate from Creighton University. Positions held with IGT include:

  Executive Vice President, General Counsel, Secretary, 2005 – Present
  Senior Vice President, General Counsel, Secretary, 2003 – 2005

Prior to joining IGT, Mr. Johnson served as:

  Partner and shareholder in the Las Vegas law firm of Bernhard, Bradley & Johnson, 2002 - 2003
  Anchor Gaming’s General Counsel, 2000 – 2001
  Senior Vice President, General Counsel and Secretary of Alliance Gaming Corporation, 1995 – 2000
  Partner with the law firm of Schreck, Jones, Bernhard, Woloson & Godfrey, 1987 – 1995
  Chief Deputy Attorney General for the Gaming Division of the Nevada Attorney General’s Office, where he served as Chief Legal Counsel to the Nevada Gaming Commission and the Nevada State Gaming Control Board, 1985 – 1987

Stephen W. Morro first joined us in August 1988. As our President-Gaming Division, Mr. Morro is responsible for all areas of North America operations including sales, product development, engineering and manufacturing. Mr. Morro holds a BA in Business Administration from Gettysburg College. Positions held with IGT Include:

  President-Gaming Division, 2005 – Present
  Vice President Eastern Region Sales, 2004 – 2005
  Director of Progressive Systems, 1996 – 2004
  Vice President Domestic Marketing, 1993 – 1995
  Director of Progressive Systems, 1990 – 1993
  General Manager Atlantic City Progressive Systems, 1988 – 1990

Prior to joining IGT, from 1986 – 1988, Mr. Morro worked in slot operations for Harrah’s in Reno and Lake Tahoe. From 1981 to 1986, Mr. Morro was a staff analyst for the New Jersey Casino Control Commission.

Maureen T. Mullarkey joined us in 1989. As our Executive Vice President, Chief Financial Officer and Treasurer, Ms. Mullarkey directs investor relations, finance, accounting, treasury management, tax, information system and enterprise resource planning (ERP) functions. Ms. Mullarkey holds a BS from the University of Texas at Austin and an MBA from the University of Nevada, Reno. Positions held with IGT include:

  Executive Vice President, Chief Financial Officer and Treasurer, 2003 – present
  Senior Vice President, Chief Financial Officer and Treasurer 2001 – 2003
  Vice President of Finance, Chief Financial Officer and Treasurer, 1999 – 2000
  Chief Financial Officer, 1998 – 1999

Ms. Mullarkey held several financial positions at IGT before her appointment as Chief Financial Officer in 1998.

Richard Pennington joined us in 1991. As our Executive Vice President of Corporate Strategy, Mr. Pennington is responsible for developing and implementing strategies that create value using corporate resources and perspectives. Mr. Pennington holds a BS in Business Administration from California State University at Pomona. Positions held with IGT include:

  Executive Vice President of Corporate Strategy, 2005 – present
  Executive Vice President of Product Development, 2003 – 2005
  Senior Vice President of Product Management, 2001 – 2003
  Vice President of Product Management, 1999 – 2001
  Finance Director, 1997 – 1999

Mr. Pennington held several management positions in the finance and accounting areas at IGT prior to his appointment as Finance Director in 1997. Prior to joining us, Mr. Pennington held positions as Manager of Cost Accounting at Western Digital in Irvine, California and Manager of Accounting at Emerson Technologies LLP, an affiliate of Emerson Radio.

Equity Security Ownership of Management and Other Beneficial Owners

The following table sets forth information as of January 8, 2007 (except where another date is indicated) with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of the common stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

	Shares of IGT’s Common Stock
		Options
		Exercisable
		Within 60	Beneficially	Percent of
Name of Beneficial Owner	Owned	Days	Owned (1)	Class (2)
Neil Barsky(3)	2,804,000	48,000	2,852,000	*
Robert A. Bittman	84,286	48,000	132,286	*
Richard Burt	3,200	136,000	139,200	*
Patti S. Hart	—	—	—	*
Leslie S. Heisz	2,000	88,000	90,000	*
David D. Johnson	25,748	73,000	98,748	*
Robert A. Mathewson	18,500	88,000	106,500	*
Thomas J. Matthews	806,814	2,000,000	2,806,814	*
Robert Miller	—	136,000	136,000	*
Stephen Morro	56,224	239,000	295,224	*
Maureen T. Mullarkey	93,940	644,000	737,940	*
Frederick B. Rentschler	24,000	48,000	72,000
All executive officers and directors
as a group (14 persons)	4,101,271	4,014,960	8,116,231	2.4%
Private Capital Management, Inc.
and affiliates (4)	32,983,876	—	32,983,876	9.8%
American Century Companies, Inc. (5)	20,641,048	—	20,641,048	6.1%
T. Rowe Price Associates, Inc. (6)	18,574,406	—	18,574,406	5.5%

*       Less than 1%.

(1)     Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 8, 2007.

(2)     Any securities not outstanding which are subject to options or conversion privileges exercisable within 60 days of January 8, 2007 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)     Mr. Barsky’s ownership includes 2,700,000 shares owned by Alson Signature Fund Offshore Portfolio, LTD, Alson Signature Fund L.P. and Alson Signature Fund I, L.P. Mr. Barsky is the managing member of Alson Capital Partners, LLC, which serves as investment advisor to Alson Signature Fund Offshore Portfolio, LTD., Alson Signature Fund, L.P. and Alson Signature Fund I, L.P. He is also the managing member of Alson Partners LLC, the general partner of Alson Signature Fund, L.P. and Alson Signature Fund I, L.P.

(4)     Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2005 and filed February 14, 2006. According to the Schedule 13G, Bruce S. Sherman is CEO and Gregg J. Powers is President of Private Capital Management, Inc. (“PCM”). In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM’s clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM’s clients and disclaim the existence of a group. The business address of PCM is 8889 Pelican Bay Boulevard, Suite 500, Naples, Florida 34108.

(5)     Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2005 and filed February 14, 2006. According to the Schedule 13G, each of American Century Companies, Inc. and American Century Investment Management, Inc. has sole voting power over 20,361,888 shares and sole dispositive power over 20,641,048 shares of IGT common stock, and American Century Mutual Funds, Inc. has sole voting and dispositive power over 20,022,500 shares of IGT common stock. The business address of American Century Companies, Inc. is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(6)     Information with respect to number of shares beneficially owned and percent of class derived from Schedule 13G reporting information as of December 31, 2005 and filed February 14, 2006. According to T. Rowe Price Associates, Inc. these securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation paid for fiscal 2006, 2005, and 2004 to Thomas J. Matthews, who served as our Chief Executive Officer during fiscal 2006 and to the other four most highly compensated executive officers during fiscal 2006.

		Annual Compensation			Awards Granted
					Restricted(4)	Securities(5)
				Other(3) Annual	Stock	Underlying	All Other
Name and	Fiscal	Salary(1)	Bonus(2)	Compensation	Awards	Options	Compensation
Principal Position	Year	($)	($)	($)	($)	(#)	($)
Thomas J. Matthews	2006	735,962	4,886,188	—	2,967,250	—	54,313	(6)
President, Chief	2005	650,000	1,442,371	—	—	—	78,994	(6)
Executive Officer and	2004	655,769	1,579,955	—	—	600,000	61,461	(6)
Chief Operating Officer

Stephen Morro	2006	457,308	1,053,658	—	1,188,701	—	31,349	(7)
President,	2005	338,846	511,497	—	28,560	295,000	84,764	(7)
Gaming Division	2004	228,384	287,907	—	24,990	135,000	26,489	(7)

Maureen T. Mullarkey	2006	478,654	805,579	—	922,985	—	37,705	(8)
Executive Vice President,	2005	450,000	765,002	—	99,960	45,000	54,740	(8)
Chief Financial Officer	2004	450,385	904,993	—	53,550	160,000	49,342	(8)
and Treasurer

David D. Johnson	2006	414,615	799,815	—	672,958	—	25,249	(9)
Executive Vice President,	2005	299,999	390,001	—	99,960	245,000	34,991	(9)
General Counsel	2004	253,942	431,481	—	53,550	200,000	336	(9)
and Secretary

Robert A. Bittman	2006	357,308	642,258	—	657,233	—	25,249	(10)
Executive Vice President,	2005	300,000	390,001	—	99,960	45,000	49,915	(10)
Product Strategy	2004	311,539	437,790	—	53,550	50,000	38,276	(10)

(1)     Amounts include base salary earned and received by executive officers in the fiscal year.

(2)     Amounts represent bonuses earned in the fiscal year but which may be paid in future fiscal years. Bonuses generally consist of two components, cash bonuses pursuant to IGT’s management bonus plan and cash bonuses pursuant to IGT’s cash sharing program, a broad based bonus program based on the participant’s earned wages. For fiscal 2006, the size of the bonus pool for the management and cash sharing bonus awards was based on IGT’s income from operations.

       The 2006 bonus amounts for Mr. Matthews includes the grant date market value ($3,079,300) of 74,200 vested shares of IGT common stock awarded to Mr. Matthews on September 29, 2006.

(3)     During fiscal 2006, certain executive officers received perquisites, including tax or estate planning, personal use of the company aircraft and executive physicals. No executive officer received perquisites with an aggregate value exceeding $50,000 for the fiscal year.

(4)     Amounts represent the market value of restricted stock on the date of grant.

       On September 29, 2006, Mr. Matthews received an aggregate stock award of 253,000 shares of IGT common stock, including: 74,200 vested shares; 71,500 restricted shares vesting 20% on November 9, 2007, 30% on November 14, 2008 and 50% on November 13, 2009; and 107,300 performance-based restricted shares. The restricted stock award column does not reflect the value attributable to the vested shares (which has been reported as a 2006 bonus paid to Mr. Matthews) nor the performance-based restricted share grant (which has been reported in the Long-Term Incentive Plans – Awards in Last Fiscal Year table below).

       On January 11, 2006, Mr. Morro, Ms. Mullarkey, Mr. Johnson and Mr. Bittman were granted restricted stock awards covering 6,000, 5,500, 5,500 and 5,000 shares of IGT common stock, respectively, vesting 20% per year over five years, commencing December 2, 2006. On April 11, 2006, Mr. Morro, Ms. Mullarkey, Mr. Johnson and Mr. Bittman were granted restricted stock awards covering 27,933, 20,950, 13,966 and 13,966 shares of IGT common stock, respectively, vesting 20% per year over five years, commencing April 25, 2007.

       At September 30, 2006, Mr. Matthews, Mr. Morro, Ms. Mullarkey, Mr. Johnson and Mr. Bittman held 178,800, 34,953, 29,450, 22,466 and 21,966 shares respectively, of unvested IGT common stock subject to past restricted stock awards. These unvested share holdings were valued at $7,420,000, $1,450,550, $1,222,175, $932,339 and $911,589 respectively, based on the closing price of $41.50 for IGT’s common stock as of September 29, 2006. Mr. Matthews’ unvested holdings include the 107,300 performance –based restricted shares granted in fiscal 2006 and reflected in the Long-Term Incentive Plan – Awards in Last Fiscal Year table below.

       Restricted stock award holders generally have rights to any dividends declared, unless and until such shares are forfeited in accordance with the terms of the applicable award.

(5)     Amounts represent the number of shares of common stock underlying options granted.

(6)     Amounts for 2006, 2005 and 2004, respectively, include $336 each year for term life insurance premiums; $17,439, $25,611 and $24,357 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $36,538, $53,047 and $36,769 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(7)     Amounts for 2006, 2005 and 2004, respectively, include $336 each year for life insurance premiums; $17,439, $25,611 and $24,357 of employer profit sharing contributions under IGT’s Profit sharing 401(k) Plan; $13,574, $2,925 and $1,796 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan; $48,076 in 2005 for accrued amounts paid under IGT’s discretionary time off program; and $7,816 in 2005 for relocation expenses.

(8)     Amounts for 2006, 2005 and 2004, respectively, include $336 each year for term life insurance premiums; $17,439, $25,611 and $24,357 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $19,930, $28,793 and $24,649 in employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(9)     Amounts for 2006, 2005 and 2004, respectively, include $336 each year for term life insurance premiums; $17,439 in 2006 and $25,611 in 2005 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; and $7,474 in 2006 and $9,044 in 2005 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan.

(10)   Amounts for 2006, 2005 and 2004, respectively, include $336 each year for life insurance premiums; $17,439, $25,611 and $24,357 of employer profit sharing contributions under IGT’s Profit Sharing 401(k) Plan; $7,474, $11,325 and $13,583 of employer profit sharing contributions under IGT’s nonqualified executive deferred compensation plan; and $12,643 in 2005 for accrued amounts paid under IGT’s discretionary time off program.

Long-Term Incentive Plans — Awards in Last Fiscal Year

The following table sets forth certain information regarding performance-based long-term incentive awards granted during fiscal 2006 to the persons named in the Summary Compensation Table.

	Number		Estimated Future Payouts Under
	of Shares,	Performance	Non-Stock-Priced-Based Plans
	Units Or	Or Other Period
	Other	Until Maturation	Threshold	Target	Maximum
Name	Rights (#)	Or Payout	(#)	(#)	(#)
Thomas J. Matthews	107,300(1)	10/1/2006 -	n/a	107,300(1)	n/a
9/30/2011
Stephen Morro	—	—	—	—	—
Maureen T. Mullarkey	—	—	—	—	—
David D. Johnson	—	—	—	—	—
Robert A. Bittman	—	—	—	—	—

(1)    Reflects 107,300 performance-based restricted shares awarded to Mr. Matthews under our 2002 Stock Incentive Plan on September 29, 2006. The performance-based shares vest at 20% per year, plus 50% of any cumulative unvested shares, over the five-year period following the grant date, based on the compound annual growth rate of our earnings per share during that period. If Mr. Matthews ceases to be employed by or ceases to provide services to us, his then-unvested restricted shares will be forfeited to us, subject to accelerated vesting should Mr. Matthews employment terminate in certain circumstances following a change in control and subject to pro-rated vesting should Mr. Matthews die or become disabled while employed by us. The restricted shares have rights to any dividends declared unless and until such shares are forfeited in accordance with the terms of the award.

Aggregated Option Exercises and Fiscal Year-End Option Values

IGT did not grant any options during fiscal 2006 to the persons named in the Summary Compensation Table. The following table sets forth certain information regarding options exercised by these persons during fiscal 2006 and options held by these persons as of September 30, 2006.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Options Exercised		Options at 9/30/2006		Money Options at 9/30/2006(1)
		Value
	Shares	Realized(1)			Exercisable	Unexercisable
Name	Acquired	($)	Exercisable	Unexercisable	($)	($)
Thomas J. Matthews	1,000,000	24,229,490	1,300,000	700,000	26,979,000	12,579,000
Stephen Morro	40,000	954,368	169,000	333,000	2,473,340	3,373,400
Maureen T. Mullarkey	440,000	11,213,584	473,000	382,000	9,244,280	6,085,370
David D. Johnson	129,000	523,789	—	316,000	—	2,931,840
Robert A. Bittman	160,000	3,961,292	29,000	66,000	180,080	430,320

(1)     Values are calculated by determining the difference between the closing market price of our common stock and the exercise price of the options.

Employment Contracts

Except for the following written employment agreements, IGT executive officers are employed under at-will arrangements. Compensation arrangements for our executive officers include benefits paid under other IGT Plans for Management Bonus (including Cash Sharing), Stock Incentives, Profit Sharing, and Deferred Compensation as more fully described in exhibits to our annual report on Form 10-K. These individuals also receive certain perquisites outlined in the compensation tables above.

Thomas J. Matthews

On September 29, 2006, we amended our existing employment agreement with Thomas J. Matthews, our President, Chief Executive Officer and Chief Operating Officer. The amendment provides for a three-year term of employment expiring October 26, 2009, with automatic renewals for additional successive one-year periods unless at least 60 days advance notice of non-renewal is given by either party.

The amendment provides for an annual base salary of $800,000 and an annual bonus target of 250% of base salary beginning with fiscal year 2007. Mr. Matthews’ annual bonus will be based in part on IGT profitability indicators, with the remaining portion based on a qualitative assessment of IGT financial performance and other strategic objectives as determined by the Compensation Committee.

Mr. Matthews is also eligible to participate in our profit sharing, cash sharing, and employee stock purchase plans, as well as other employee benefit plans and programs for which he is otherwise eligible under the terms of such plans or programs.

If Mr. Matthews’ employment with IGT is terminated:

  by IGT without cause (as defined in the agreement),
  at his discretion to sever his relationship with IGT following a change in control of IGT (generally defined as a transfer to a third party of 40% or more of IGT’s outstanding common stock); or
  because he dies or becomes disabled,

Mr. Matthews would be entitled to severance pay of two years’ base salary at the highest annualized rate in effect at any time during the term, payable in 24 equal monthly installments. In addition, except in the case of death or disability, Mr. Matthews would receive a pro-rata portion of the management bonus he would have otherwise been entitled to for the year of termination.

In connection with the amendment of his employment agreement, Mr. Matthews received an aggregate stock award of 253,000 shares of IGT common stock. The stock award included: 74,200 vested shares; 71,500 restricted shares, scheduled to vest at a rate of 20% on November 9, 2007, 30% on November 14, 2008 and 50% on November 13, 2009; and 107,300 performance-based shares. The performance-based shares are eligible to vest at a rate of 20% per year, plus 50% of any cumulative unvested shares, over the five-year period commencing October 1, 2006, based on the compound annual growth rate of IGT earnings per share during that period. The restricted and performance based shares will vest in full if Mr. Matthews’ employment is terminated by IGT without cause or by Mr. Matthews with good reason following a change in control of IGT. If his employment terminates due to his death or disability, the restricted shares will vest in full, and the performance shares will vest on a prorated basis for the performance year in which termination occurs.

Maureen T. Mullarkey

On January 12, 2001, Maureen T. Mullarkey entered into a five-year employment agreement with us and was appointed Senior Vice President and Chief Financial Officer effective March 2, 2001. The agreement was amended on January 27, 2003 when Ms. Mullarkey was promoted to Executive Vice President and Chief Financial Officer. The amended agreement provides for an annual base salary of $400,000, and extended the term for five years from the amendment date. At the end of the five-year term, Ms. Mullarkey’s employment will be at will.

The contract terms include minimum annual salary increases of $25,000. Ms. Mullarkey is eligible to participate in our profit sharing, cash sharing, management bonus and employee stock purchase plans, as well as other employee benefit plans and programs for which she is otherwise eligible. In addition, Ms. Mullarkey will be reimbursed for up to $30,000 for financial advisory services over the five-year term.

The bonus earned by Ms. Mullarkey through the management bonus program may not exceed 200% of base salary, and for each year that a bonus is earned, 25% of that bonus will generally be accrued and paid two years later, provided that she remains employed by us at that time. Her management bonus is based upon goals set by the Chief Executive Officer, and consistent with those set for the Chief Executive Officer in consultation with Ms. Mullarkey. IGT waived its right to require Ms. Mullarkey to defer bonuses earned pursuant to her employment agreement in fiscal 2006.

Additionally, in her employment agreement, Ms. Mullarkey was granted an option to purchase 400,000 shares of our common stock at a price of $11.1875 per share (adjusted for the June 2003 4:1 stock split). With the subsequent amendment, she was granted an option to purchase 600,000 shares of our common stock at a price of $19.10. Both option grants vest in five equal annual installments.

If Ms. Mullarkey’s employment with IGT is terminated:

  by IGT without cause (as defined in the agreement), or
  at her discretion to sever her relationship with IGT upon transfer to a third party of 40% or more of IGT’s outstanding common stock,

Ms. Mullarkey would be entitled to severance benefits of:

  one year’s base salary
  any applicable deferred bonus
  the immediate vesting of certain unvested stock options
  payment of eligible COBRA health benefit premiums for the shorter of one year or until she secures new employment

If she dies during the term of the agreement, her estate (or other person as she has directed in writing) will be entitled to receive one year’s base salary and any deferred bonus.

Change in Control Arrangements

Our 1993 Stock Option Plan and our 2002 Stock Incentive Plan contain provisions that would be triggered by a change of control of IGT. Unless before a Change in Control Event, as defined in the plans, the Compensation Committee of our board of directors determines that, upon its occurrence, benefits will not be accelerated, then generally upon the Change in Control Event each option will become immediately exercisable, restricted stock will vest, and performance-based awards will become payable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC require our executive officers, directors, and persons who beneficially own more than 10% of our common stock, as well as certain affiliates of those persons, to file initial reports of ownership and monthly transaction reports covering any changes in ownership with the SEC and NYSE. SEC regulations require these persons to furnish us with copies of all reports they file pursuant to Section 16(a). Based solely upon a review of the copies of the reports received by us, we believe that, during fiscal 2006, all filing requirements applicable to executive officers and directors were complied with in a timely manner.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS AFTER THE REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The role of the Compensation Committee of the board of directors is to oversee our compensation programs and policies, review and approve all executive officers’ compensation, and administer certain incentive compensation programs. The Committee’s membership is determined by the Nominating and Corporate Governance Committee of the board of directors and is composed entirely of independent directors. The Compensation Committee regularly reports on its actions and recommendations at board meetings, and has the authority to engage the services of independent consultants and other advisors and experts as may be required for the Committee to carry out its duties.

Compensation Philosophy

Generally, IGT’s compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for IGT’s short-term and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance.

Executive Compensation

IGT’s management bonus plan is a cash-based incentive program to motivate and reward eligible employees for their contributions to IGT’s performance, and for fiscal 2006, was based on IGT’s income from operations. Individual cash bonus awards were made to the executive officers because the Committee believes such awards provide appropriate performance incentives. Individual cash bonus awards for executive officers other than the Chief Executive Officer were determined for fiscal 2006 by IGT’s Chief Executive Officer, Mr. Matthews, based upon his subjective evaluation of each officer’s individual performance.

The Committee also uses stock option and restricted stock awards made under the International Game Technology 2002 Stock Incentive Plan to provide various incentives for key personnel, including executive officers. Stock options are priced at the market value of IGT common stock on the date of grant, and typically vest at 20% per year over five years subject to continued employment. In fiscal 2007, new stock award grants will vest at 25% per year over four years. Since stock price appreciation is required for employees to realize any benefit, stock options directly align employee and shareholder interests.

Robert A. Bittman, Anthony Ciorciari, David D. Johnson, Thomas J. Matthews, Stephen Morro, Maureen T. Mullarkey and Richard Pennington all received restricted stock awards in fiscal 2006. These awards were granted based upon the Committee’s subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, ability to impact overall corporate and/or business unit financial results, each executive’s total compensation package, options and other stock awards previously granted, dilution effects, and industry practices and trends.

As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to IGT and to the executives of various payments and benefits, specifically in consideration of Section 162(m) of the Internal Revenue Code. The Committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m).

Chief Executive Compensation

Mr. Matthews has been our Chief Executive Officer since October 27, 2003. On September 29, 2006, Mr. Matthews entered into an amendment of his employment agreement with IGT. The primary terms of his amended employment agreement are detailed in this proxy statement under the heading “Other Information – Employment Contracts.”

During fiscal 2006, the Compensation Committee performed a review of Mr. Matthews’ compensation arrangements, including his employment agreement. As part of that process, the Compensation Committee used a tally sheet that ascribed dollar amounts to all components of Mr. Matthews’ compensation, including salary, bonus, executive benefits and the dollar value of prior stock option awards to assist the Committee in its review. Based on its review, the Committee determined that it would be appropriate to amend Mr. Matthews’ employment agreement and issue stock awards to him on the terms described above.

For fiscal 2006, Mr. Matthews received an annualized base salary of $735,962 pursuant to the terms of his employment agreement and bonus amounts of $4,886,188 in the aggregate. This bonus amount consists of three components: a cash management bonus of $1,720,651; cash sharing of $86,237 under our annual cash sharing program; and 74,200 vested shares of our common stock valued at $3,079,300 (see the discussion under the heading “Other Information – Employment Contracts”). Under Mr. Matthews’ employment agreement, Mr. Matthews was eligible to receive a cash management bonus for fiscal 2006 not to exceed 300% of his base salary; 70% of his bonus opportunity was to be based on IGT’s annual year-over-year increase in operating income, and 30% of his bonus opportunity was to be based upon managerial and strategic criteria determined by the Compensation Committee. The Compensation Committee determined Mr. Matthews’ cash management bonus based on IGT’s operating income results and the Committee’s subjective assessment of his contributions to those results, as well as his general performance for fiscal 2006.

COMPENSATION COMMITTEE

Frederick B. Rentschler, Chairman
Richard R. Burt
Patti S. Hart

PERFORMANCE GRAPH

The following graph reflects the cumulative total return (change in stock price plus reinvested dividends) of a $100 investment in our common stock for the five-year period from October 1, 2001 through September 30, 2006 in comparison to the Standard and Poor’s 500 Composite Index and our peer groups. The comparisons are not intended to forecast or be indicative of possible future performance of our common stock.

	2001	2002	2003	2004	2005	2006
International Game Technology	100	163	267	343	262	409
S&P 500	100	80	99	113	126	140
New Peer Group	100	135	201	256	323	344
Old Peer Group	100	130	186	213	219	241

The new peer group includes Bally Technologies, Inc. (formerly Alliance Gaming Corp.), Progressive Games International Corporation, Scientific Games Corp., Shuffle Master, Inc. and WMS Industries, Inc. GTECH Holdings Corp, which was included in last year’s proxy statement, has been omitted from the peer group in this proxy statement because this company has ceased to be publicly traded. The old peer group in last year’s proxy statement did not include Scientific Games Corp.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP (Deloitte) were our independent auditors for the year ended September 30, 2006 and have reported on our consolidated financial statements included in the annual report which accompanies this proxy statement. Our independent auditors are appointed by our board of directors in consultation with the Audit Committee. The board has reappointed Deloitte as our independent auditors for the year ending September 30, 2007. In the event that the shareholders do not approve Deloitte as our independent auditors, the selection of independent auditors will be reconsidered by the board. A representative of Deloitte will be present at the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality of IGT’s accounting, auditing and financial reporting practices in accordance with its written charter.

The Audit Committee consists of four members, each satisfying the NYSE requirements for independence, financial literacy and experience for audit committee members. Management is responsible for the financial reporting process, preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the system of internal controls and procedures designed to insure compliance with accounting standards and applicable laws and regulations. IGT’s independent auditors are responsible for auditing IGT’s financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2006, the Audit Committee held eleven regular meetings. The Audit Committee met and held discussions with management, the internal auditors and the independent auditors, Deloitte. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management, the internal auditors and the independent auditors. The Audit Committee discussed matters with Deloitte required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees, as amended.”

The Audit Committee reviewed and discussed the audited consolidated financial statements of IGT as of and for the year ended September 30, 2006 with management, the internal auditors and the independent auditors. The Board of Directors, including the Audit Committee, received an opinion of Deloitte as to the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met regularly with the internal and independent auditors, with and without management present, to discuss examination results, evaluations of IGT’s internal controls, and the overall quality of IGT’s accounting principles.

In addition, the Audit Committee obtained from Deloitte written documentation describing all relationships between Deloitte and IGT that might bear on Deloitte’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and is satisfied with Deloitte’s independence. The Audit Committee also considered whether Deloitte’s provision of other non-audit services to IGT is compatible with maintaining independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte for audit and non-audit services.

Based on the review and discussions mentioned above, subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the board of directors that IGT’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC. Based on the Audit Committee’s recommendation, the board of directors selected Deloitte as IGT’s independent auditors for the fiscal year ending September 30, 2007, subject to shareholder ratification.

AUDIT COMMITTEE

Leslie S. Heisz, Chairman
Neil Barsky
Richard R. Burt
Patti S. Hart

Fees Paid to Independent Registered Public Accountants

SEC rules effective May 2003 require the Audit Committee to pre-approve all services provided by our independent auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). Our Audit Committee has concluded that the non-audit services provided by the Deloitte Entities are compatible with maintaining auditor independence. Aggregate fees for which we have been or expect to be billed for services rendered by the Deloitte Entities are presented below.

Years ended September 30,	2006	2005
(in millions)

Audit(1)	$2.8	$2.4
Audit related(2)	0.1	0.6
Tax(3)	1.0	1.7
Other	—	—
Total	$3.9	$4.7

(1)	Audit fees consist of services normally provided in connection with statutory and regulatory filings or engagements, including services that generally only the independent accountant can reasonably provide.

(2)	Audit-related fees are comprised of assurance and associated services traditionally performed by the independent accountant, specifically: attest services not required by statute or regulation; accounting consultation and audits in connection with mergers, acquisitions and divestitures; employee benefit plan audits; and consultation concerning financial accounting and reporting standards.

(3)	Tax fees include $0.2 million in fiscal 2006 and $0.8 million in fiscal 2005 for tax planning and advisory services, as well as tax preparation and compliance services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent public accountants, Deloitte. The policy generally pre-approves certain specific services in the defined categories of audit services, audit-related services, and tax services up to specified amounts, and sets requirements for specific case-by-case pre-approval of discrete projects, those which may have a material effect on our operations or services over certain amounts. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be presented to the full Audit Committee at its next scheduled meeting. The policy prohibits retention of the independent public accountants to perform the prohibited non-audit functions defined in Section 201 of the Sarbanes-Oxley Act or the rules of the SEC and also considers whether proposed services are compatible with the independence of the public accountants.

Recommendation of IGT Board of Directors

The ratification of the appointment of Deloitte as our independent auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

Our board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the year ending September 30, 2007.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals of shareholders intended to be presented at our next annual meeting must be received by us by September 21, 2007 to be considered for inclusion in our proxy statement relating to that meeting. If we change the date of our next annual meeting by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials for that next annual meeting, provided that you also meet the additional deadline for shareholder proposals required by our Bylaws and summarized below. You should also be aware that your proposal or director nomination must comply with Securities and Exchange Commission regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

Shareholders desiring to present a proposal at the next annual meeting but who do not desire to have the proposal included in the proxy materials distributed by us must deliver written notice of such proposal to us no earlier than 90 and no later than 60 days prior to the meeting, or the persons appointed as proxies in connection with the next annual meeting will have discretionary authority to vote on any such proposal. However, in the event that we give less then 70 days’ notice or prior public disclosure of the date of our next annual meeting, notice by a shareholder must be received by us no later than the close of business on the 10th day following the day on which the notice was mailed or the public disclosure was made, whichever occurs first. Shareholder proposals that do not meet the notice requirements set forth above and further described in Section 3.2 of our Bylaws will not be acted upon at the 2008 annual meeting.

GENERAL

Our annual report to shareholders, containing audited financial statements, accompanies this proxy statement. Our most recent annual report on Form 10-K as filed with the SEC is available on our website at http://www.IGT.com. Shareholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

International Game Technology
Attn: Investor Relations
9295 Prototype Drive
Reno, Nevada 89521-8986

As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

BY ORDER OF THE BOARD OF DIRECTORS

David D. Johnson
Secretary

Reno, Nevada
January 19, 2007

MAP

To Reno/Tahoe Int'l Airport
D
C
B
A
IGT
Prototype Dr.
N
W
E
S
U.S. 395
Gateway Dr.
South Meadows Parkway
(Map not to scale)

Directions from Reno/Tahoe Int'l Airport to International Game Technology

Take 395 South to S. Meadows Parkway Exit

Left on S. Meadows Parkway

Left on Gateway Dr.

Right on Prototype Dr.

Turn left at the main entrance to International Game Technology

INTERNATIONAL GAME TECHNOLOGY C/O BANK OF NEW YORK ATTN: STOCK TRANSFER ADMINISTRATION 101 BARCLAY STREET, 11 EAST NEW YORK, NY 10286	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 5, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by International Game Technology in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on March 5, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to International Game Technology, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INTGT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
INTERNATIONAL GAME TECHNOLOGY

The Board of Directors recommends a vote “FOR” all of the nominees listed below, and “FOR” ratification of the appointment of Deloitte & Touche LLP as IGT’s independent auditors for the fiscal year ending September 30, 2007.

Vote on Directors

						FOR all nominees listed ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	*EXCEPTIONS ☐	To withhold authority to vote for any individual nominee(s), mark the “EXCEPTIONS” box and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors

Nominees: 01 - Neil Barsky, 02 - Robert A. Bittman, 03 - Richard R. Burt, 04 - Patti S. Hart, 05 - Leslie S. Heisz, 06 - Robert A. Mathewson, 07 - Thomas J. Matthews, 08 - Robert Miller and 09 - Frederick B. Rentschler

Vote on Proposal										For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as IGT’s independent auditors for the fiscal year ending September 30, 2007;									☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, conservators, custodians, guardians or corporate officers should give full title.

(Please sign, date and return this proxy card in the enclosed envelope.)

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

INTERNATIONAL GAME TECHNOLOGY
P R O X Y
ANNUAL MEETING OF SHAREHOLDERS, March 6, 2007

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated January 19, 2007, and accompanying Proxy Statement, and hereby appoints Thomas J. Matthews and David D. Johnson, and each of them, the proxies and attorneys-in-fact of the undersigned, with full power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Shareholders of International Game Technology to be held on March 6, 2007 at 10:00 A.M., P.S.T., at IGT’s corporate offices, 9295 Prototype Drive, Reno, Nevada, and any and all adjournments thereof, and to vote there the number of shares of Common Stock which the undersigned would be entitled to vote if then personally present as specified on the reverse side.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED “FOR” ALL OF THE SPECIFIED DIRECTOR NOMINEES AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side.)